                                                                   EXHIBIT 99(D)


                      FORM OF NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depository or other nominee holder of rights ("Rights") and contingent rights ("Contingent Rights") to purchase Series A senior secured notes ("Notes") accompanied by warrants ("Warrants") to purchase shares of common stock, par value $0.001 per share ("Common Stock"), of Seven Seas Petroleum Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated October __, 2001 (the "Prospectus"), hereby certifies to the Company and to U.S. Trust Company of Texas, N.A., as Subscription Agent for the Rights Offering, that the undersigned has subscribed for the principal amount of Notes accompanied by Warrants specified below pursuant to the Rights and Contingent Rights (as described in the Prospectus) on behalf of beneficial owners of Rights and Contingent Rights who have subscribed for the Notes accompanied by Warrants (as described in the Prospectus).

         1. The undersigned owned ___________ shares of Common Stock of the Company on behalf of ____ beneficial owners as of the close of business on October 8, 2001, the record date.

         2. Pursuant to Rights (not including Contingent Rights) issued in the Rights Offering, the undersigned hereby subscribes for $________ principal amount of Notes accompanied by Warrants.

         3. Pursuant to the Contingent Rights issued in the Rights Offering, the undersigned hereby subscribes for $________ principal amount of Notes accompanied by Warrants.




                                        ----------------------------------------
                                        Name of Bank, Broker, Trustee,
                                        Depository or Other Nominee

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title: